UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):: February 3, 2020

MCTC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-146404	99-0539775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 S. Grand Ave., Suite 320
Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 986-4929

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
Common	MCTC	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2020, the Registrant appointed Robert L. Hymers III, age 36, as Chief Financial Officer and Principal Accounting Officer. Mr. Hymers is currently a director of the Company. Since the beginning of the Registrant's last fiscal year to the effective date of Mr. Hymers’ appointment, Mr. Hymers has not been a participant, nor has he had any direct or indirect material interest in any transaction in which the Registrant was or is to be a participant, and the amount involved exceeded $120,000. There is no any arrangement or understanding between Mr. Hymers and any other person(s) pursuant to which he was or is to be selected as an officer.

Mr. Hymers holds a Master of Science in Taxation and a Bachelor of Science in Accountancy, in addition to a CPA license. Mr. Hymers will received an annual base salary of one hundred and twenty thousand dollars ($120,000) for a term of one year. At the end of the term of the agreement, Mr. Hymers has the right to convert any unpaid salary to common shares at a price to be determined in mutual agreement with the Board of Directors. In addition, Mr. Hymers will receive seven hundred and fifty thousand (750,000) restricted common shares of the Company as of the Effective Date. Vesting will be immediate. The Registrant has agreed to register these shares on a best efforts basis on its next registration statement to be filed with the Commission.

On February 3, 2020, the Registrant appointed Melissa Riddell, age 38 as a director of the Company. Since the beginning of the Registrant's last fiscal year to the effective date of Ms. Riddell’s appointment, Ms. Riddell has not been a participant, nor has she had any direct or indirect material interest in any transaction in which the Registrant was or is to be a participant, and the amount involved exceeded $120,000. There is no any arrangement or understanding between Ms. Riddell and any other person(s) pursuant to which she was or is to be selected as a director.

Ms. Riddell has extensive knowledge in food sciences and substantial industry experience in areas of interest to the Registrant. The Registrant and Ms. Riddell entered into an Independent Directors Agreement providing her with one hundred thousand (100,000) shares of common stock, which vests are the rate of one twelfth (1/12) per month for 12 months. There is no cash compensation under the agreement.

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Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location

10.1	Executive Employment Contract, Robert L. Hymers, III	Filed Herewith

10.2	Independent Director Agreement, Melissa Riddell	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 7, 2020

MCTC HOLDINGS, INC.

By: /s/ Arman Tabatabaei

Arman Tabatabaei

(Principal Executive Officer)

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